SECOND AMENDMENT TO
AMENDED AND RESTATED
DISTRIBUTION SERVICES AGREEMENT

This Second Amendment (the “Amendment”) to the Amended and Restated Distribution Agreement (the “Distribution Agreement”) dated as of November 17, 2010 and amended as of May 25, 2011 by and among Teucrium Trading, LLC (the “Sponsor”), Teucrium Commodity Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 1, 2011 (the “Effective Date”).

WHEREAS, the Sponsor, the Trust and Foreside desire to amend the Distribution Agreement to reflect the termination of Active Distribution Services by Foreside and to update the Fee Schedule;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           All references in the Distribution Agreement to the Distribution Consulting and Marketing Services Agreement are hereby deleted.

2.           Exhibit B to the Distribution Agreement is hereby deleted and replaced in its entirety as provided on Schedule 1 hereto.

3.           Except as expressly amended hereby, all of the provisions of the Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.           This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC	TEUCRIUM TRADING, LLC

By:	By:
Name:	Name:
Title:	Title:

TEUCRIUM COMMODITY TRUST

By:
Name:
Title: